EXHIBIT 99.1

Sunvault Energy & CleanGen Purchase Land Package for Cutting Edge

March 14, 2014

Bellingham, Washington, - SUNVAULT ENERGY INC. (OTCQB:SVLT) (“Sunvault”) ("the Company") (CleanGen Inc) (CuttingEdge) is pleased to announce that CleanGen through its 100% owned 1098541 Alberta Ltd has purchased the land package located at Ponoka, Alberta where Cutting Edge, a CleanGen subsidiary resides. Sunvault recently announced on March 3rd, 2014 that it had acquired 50% of CleanGen Inc. CleanGen Inc. has various operating entities within the corporation including CuttingEdge Tire Recycling LP, CleanGen Power Corp, CleanGen Aboriginal HR Services, and Coole Immersive.

Cutting Edge Tire Recycling LP has been operating on the Ponoka lands under a lease agreement over the last 8 years. With this land purchase, CleanGen is now able to proceed with development plans that will allow for increased productivity, efficiency and revenue.

“We are extremely pleased with this purchase which increases our site from 12 acres to 30 acres and allows the next stages of our new plant and future developments that were restricted by our lease agreement. The County of Ponoka also seems pleased as it brings a sense of longer term stability and promotes the beginning of an industrial park embedded in their longer term County plans.” stated William (Bill) Hunter, CEO

Cutting Edge has the capacity for tire sizes ranging from large mining tires including 5980R63, to passenger and light truck tires.

About CleanGen Inc.
CleanGen Inc. (CGI) is developing and acquiring assets to create a synergetic group of companies that specialize in environmental solutions through the application of clean, green technologies and products while working with Aboriginal peoples, their communities and organizations.

About Sunvault Energy Inc.
Sunvault Energy, Inc. is committed to bringing cost effective generation and energy storage to the solar industry through a seamless, novel and simultaneous integration of energy generation and storage at the molecular level. This technical approach is a first and has the potential to enable the lowest overall system cost at maximum efficiency.

For more information, visit the Sunvault Energy website at http://www.sunvaultenergy.com/ and/or question@sunvaultenergy.com.

Notice Regarding Forward-Looking Statements:

This news release contains "forward-looking statements," as that term is defined in Section 27A of the United States Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. Statements in this news release which are not purely historical are forward-looking statements and include any statements regarding beliefs, plans, expectations or intentions regarding the future. Such forward-looking statements include, among other things, that working with MIT will expedite Sunvault technology into real world applications, the ability to reduce the required footprint and cost associated to traditional solar energy generation, collection and storage, or that the technology has the potential to revolutionize how solar energy is generated, stored and utilized.

Actual results could differ from those projected in any forward-looking statements due to numerous factors. Such factors include, among others, general economic conditions, our ability to achieve the expected benefits from the development agreement. These forward-looking statements are made as of the date of this news release, and we assume no obligation to update the forward-looking statements, or to update the reasons why actual results could differ from those projected in the forward-looking statements. Although we believe that the beliefs, plans, expectations and intentions contained in this news release are reasonable, there can be no assurance that such beliefs, plans, expectations or intentions will prove to be accurate. Investors should consult all of the information set forth herein and should also refer to the risk factors disclosure outlined in our annual report on Form 10-K for the most recent fiscal year, our quarterly reports on Form 10-Q and other periodic reports filed from time-to-time with the Securities and Exchange Commission.

CONTACT INFORMATION

Sunvault Energy, Inc.
Gary Monaghan
1-778-478-9530
question@sunvaultenergy.com
www.sunvaultenergy.com